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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

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
                                                     Jurisdiction of             Percent of Common
Name of Subsidiary                                    Organization                  Stock Owned
------------------                                    ------------                  -----------
AMCORE Bank, N.A.                                    United States                      100%

AMCORE Investment Group, N.A.                        United States                      100%

AMCORE Consumer Finance Company, Inc.                Nevada                             100%

AFLIC Liquidation Company                            Arizona                            100%

AMCORE Capital Trust I                               Delaware                           100%

Central States Title Company, Inc.                   Illinois                           100%

ARP Holdings, LLC                                    Delaware                           100%

AMCORE Mortgage, Inc.                                Nevada                             100%

AFI Nevada, Inc.                                     Nevada                             100%

Property Exchange Company                            Illinois                           100%

AMCORE Investment Services, Inc.                     Illinois                           100%

Investors Management Group, Ltd.                     Iowa                               100%

AMCORE Capital Value, Inc.                           Iowa                               100%

AMCORE Real Properties, LLC                          Delaware                           100%
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